Exhibit 99.1

VFINANCE, INC. ANNOUNCES APPOINTMENT OF

JORGE A. ORTEGA TO BOARD OF DIRECTORS

BOCA RATON, FL, June 12, 2007 - vFinance, Inc. (OTCBB: VFIN) (“VFIN”), a global financial services company specializing in growth opportunities in a broad array of industry sectors, today announced that Jorge A. Ortega, President of The Jeffrey Group, has joined VFIN’s Board of Directors.

Mr. Ortega has more than 20 years of marketing and strategic communications consulting experience, working with multinational companies across the Americas. The Jeffrey Group is a leading marketing, communications and public relations consulting firm for companies and organizations targeting Latin consumers, and Latin businesses and their stakeholders throughout the Americas.

“It will be a great privilege to work with VFIN’s Board and management to help them gain a deeper understanding of the fast growing U.S. Hispanic and Latin America markets and leverage opportunities in those markets for their clients,” stated Jorge Ortega, President, The Jeffrey Group.

Under Jorge Ortega’s leadership, The Jeffrey Group develops and manages programs for fast-growing businesses and major global brands including American Express, British Airways, Diageo, FedEx, Kodak, Sony Ericsson and Western Union. In addition to its wholly-owned offices in Miami, New York, Buenos Aires, Sao Paulo and Mexico City, The Jeffrey Group maintains an exclusive Local Service Partner network to provide clients with local insights, strategic counsel and service in multiple markets throughout North and South America.

“We look forward to having on our Board someone with Jorge’s extensive experience doing business with companies in Latin America and in the U.S. Hispanic market,” said Leonard J. Sokolow, Chairman & CEO, vFinance, Inc. “His contacts across the region, understanding of this dynamic market and expertise gained by building numerous brands and businesses makes him a valuable addition to our Board.”

Prior to joining The Jeffrey Group as President, Jorge Ortega was Managing Director of Burson-Marsteller, one of the world’s leading public affairs and public relations firms. Jorge Ortega led that firm’s brand communications practice in Latin America, as well as having started and built that agency’s U.S. Hispanic practice. He served as General Manager of Burson-Marsteller Mexico, where he helped transform it into one of the fastest growing public affairs and public relations operations in Latin America. He also worked at Burson-Marsteller’s New York and Chicago offices throughout his career.

Jorge Ortega is also Co-Founder and Chairman of the Board of the International Kids Fund, a philanthropic program of the Jackson Memorial Foundation, dedicated to helping raise funds for critically ill children from around the world who come to South Florida’s University of Miami/Jackson Memorial Medical Center to receive essential medical treatments that are unavailable in their respective home countries.

About vFinance, Inc.

vFinance, Inc. is a global financial services company which specializes in high growth opportunities. The Company’s insight into this marketplace flows from three key activities: providing investment banking and advisory services to micro, small and mid-cap high growth companies; making markets in over 3,000 micro and small cap stocks; and offering information services on its website, a leading destination for emerging companies seeking capital and investors seeking opportunities. Due to its focus, the Company is uniquely positioned to offer alternative investments to institutional and high net worth investors seeking to outperform market indices. All investors are also offered a full range of investment options. With over 40 offices in the U.S. and other parts of the world, the Company serves more than 12,000 corporate, institutional and high-net worth clients. vFinance Investments, Inc. and EquityStation, Inc., both subsidiaries of vFinance, Inc., are broker-dealers registered with the SEC, and members of NASD and SIPC. For more information about vFinance, Inc., please visit its website at www.vfinance.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance, Inc. assumes no obligation to update any forward-looking information in this press release.

Consulting For Strategic Growth 1, Ltd. ("CFSG1") provides vFinance, Inc. ("the Company") with consulting, business advisory, investor relations, public relations and corporate development services. CFSG1 receives restricted stock as compensation from the Company. CFSG1 may also choose to purchase the company's common stock and thereafter liquidate those securities at any time it deems appropriate to do so.

CONTACTS:

For vFinance:
Maxine Martell
EVP and Chief Marketing Officer
vFinance, Inc.
Tel: 561-981-1077
Fax: 561-404-4174
mmartell@vfinance.com
www.vfinance.com

Investor Relations:
Stanley Wunderlich
CEO
Consulting For Strategic Growth 1, Ltd.
Tel: 800-625-2236
Fax: 212-337-8089
info@cfsg1.com
www.cfsg1.com

Media Relations:
Daniel Stepanek
EVP, Media
Consulting For Strategic Growth 1, Ltd.
Tel: 212-896-1202
Fax: 212-697-0910
dstepanek@cfsg1.com